Exhibit 23.4

PROSPECTIVE DIRECTOR CONSENT

The undersigned, James Culverwell, hereby consents to be named as a prospective director of TC BioPharm (Holdings) plc, a company formed under the laws of Scotland, United Kingdom, in the Registration Statement on Form F-1, Registration Statement 333-260492.

Dated:	December 15, 2021

/S/ James Culverwell
Signature